Exhibit 23.2

CONSENT  OF  THE  INDEPENDENT  AUDITOR

As  the  independent  auditor  for  Valley Forge Composite Technologies, Inc., we hereby consent to the incorporation by reference in this Form S-1, pursuant to Section 12(g) of the Securities Exchange Act of 1934, of our report, relating to the  audited  financial  statements of Valley Forge Composite Technologies, Inc. as of December 31, 2009 and the related statement of operations, stockholders’ equity and cash flow for the years ended December 31, 2009.  Our audit report is dated April 13, 2010.

/s/ R. R. Hawkins & Associates International, a Professional Service Corporation
Los Angeles, California
December 29, 2011

113031 W. Olympic Blvd.  , Suite No. 7140
Los Angeles, CA 90064
T: 310.553.5707  F: 310.553.5337
www.rrhawkins.com